SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

RLJ LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-35169	27-4706509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3 Bethesda Metro Center Suite 100 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

(301) 280-7777

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by RLJ Lodging Trust (the “Company”) with the Securities and Exchange Commission on May10, 2012 (the “Original 8-K”). The Original 8-K was filed to report, among other things, the results of the matters submitted to a vote at the Company’s annual meeting of shareholders held on May 4, 2012 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future non-binding shareholder advisory votes on the compensation of the Company’s named executive officers. No other changes have been made to the Original 8-K.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted, on a non-binding, advisory basis, on the frequency of holding shareholder advisory votes on the compensation of the Company’s named executive officers. As previously reported in the Original 8-K, 81,816,469 shares voted for one year, 6,100 shares voted for two years, 11,551,047 shares voted for three years, 922,099 shares abstained and there were 587,101 broker non-votes. The Company’s Board of Trustees has considered the results of this vote and has determined that, consistent with its prior recommendation and the majority vote of the Company’s shareholders at the Annual Meeting, the Company will include a non-binding shareholder advisory vote on executive compensation in the Company’s proxy materials every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ LODGING TRUST

Date: August 2, 2012	By:	/s/ Thomas J. Baltimore, Jr.
Thomas J. Baltimore, Jr.
President and Chief Executive Officer